UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): January 18, 2007

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On January 18, 2007, Horizon Financial Corp. issued its earnings release for the quarter ended December 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated January 18, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: January 18, 2007               By: /s/ V. Lawrence Evans
                                        -------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

HORIZON FINANCIAL

CONTACTS: V. Lawrence Evans, Chairman & CEO
          Dennis Joines, President & COO                       NEWS RELEASE
          Rich Jacobson, Executive VP & CFO
          360.733.3050

==============================================================================

 HORIZON FINANCIAL'S NET INCOME UP 23% IN THIRD QUARTER AND FIRST NINE MONTHS
 ----------------------------------------------------------------------------
  OF FISCAL 2007; PERFORMANCE METRICS AND CREDIT QUALITY REMAIN OUTSTANDING
  -------------------------------------------------------------------------

BELLINGHAM, WA - January 18, 2007 - Horizon Financial Corp. (Horizon) (NASDAQ:
HRZB) today reported that managing loan growth to preserve margins and maximize profitability resulted in record profits in the third quarter and first nine months of fiscal 2007. Horizon generated a 23% increase in net income for both the quarter and year-to-date, while asset quality remained excellent.

For the third fiscal quarter ended December 31, 2006, net income was $4.9 million, or $0.39 per diluted share, compared to $4.0 million, or $0.32 per diluted share in the third quarter of fiscal 2006. For the first nine months of fiscal 2007, net income was $14.1 million, or $1.14 per diluted share, versus $11.5 million, or $0.92 per diluted share in the same period in the preceding year. All per share data has been adjusted for the 5-for-4 stock split, paid in the form of a 25% stock dividend, on October 23, 2006.

Horizon's performance resulted in very strong profitability metrics. Return on average equity (ROE) increased to 16.4% in the December 2006 quarter, from 14.6% in the same quarter a year earlier, while return on average assets (ROA) increased to 1.57% in the quarter, compared to 1.49% in the third quarter of fiscal 2006. The efficiency ratio improved to 47.5% for the quarter ended December 30, 2006, compared to 49.5% a year ago. For the first nine months of fiscal 2007, ROE increased to 16.1%, compared to 14.1% in the same period a year earlier, while ROA grew to 1.57%, up from 1.47% in the first nine months of fiscal 2006. The efficiency ratio improved to 47.0% in the first three quarters of fiscal 2007, from 49.4% in the same period last year.

Management will host a conference call today, January 18, at 1:30 pm PST (4:30 pm EST) to discuss the third quarter results. The live call can be accessed by dialing (303) 262-2137. The replay, which can be accessed shortly after the call concludes, will be available for a month and can be heard by dialing
(303) 590-3000, using access code 11079559#.

"Northwestern Washington's economy remains solid, with continued job and population growth fueling the construction industry right through the winter," stated V. Lawrence Evans, Chairman and CEO. "Although loan demand remains quite high, we have slowed our portfolio growth to maximize our profitability."

Net loans increased 17% to $1.04 billion at the end of December 2006, compared to $893 million a year earlier. Commercial real estate and commercial loans increased slightly from a year ago to 70% and 14% of net loans, respectively. Residential decreased slightly to 11% of loans, and consumer remained unchanged from a year ago at 5% of net loans. Total assets grew 16% to $1.25 billion at quarter-end, from $1.08 billion at December 31, 2005.

"Although 17% year-over-year loan growth may not sound like a slowdown, the majority of our portfolio growth occurred in the first half of the fiscal year," stated Dennis Joines, President and COO. "We added $118 million in net loans in the first six months, compared to just $6.3 million in the third quarter. While some of that is seasonal, we are also walking away from certain lending opportunities because we cannot fund them while meeting our pricing standards."

"Loan growth was also tempered by an increase of $10 million in participation balances in the quarter," added Rich Jacobson, EVP and CFO. "By selling participations, we are able to generate servicing fee income over the life of the loan while mitigating our credit risk. In addition, we can meet our customers' credit needs while retaining capital to pay down some of our borrowings and improve liquidity."

Total deposits increased 17% to $953 million at the end of December 2006, compared to $815 million a year earlier. Transaction accounts grew 5% to $367 million, from $350 million a year ago, while time deposits increased 26% to $586 million, versus $465 million at the end of the third fiscal quarter last year. Transaction accounts represented 39% of total deposits at quarter-end, compared to 43% at December 31, 2005.

"While I maintain that we are in one of the nation's best markets for lending opportunities, the competition for deposits remains fierce," Evans said. "Although the escalation in deposit rates may be slowing a bit, it still outpaces the increase in loan yields. Improving our net interest margin by growing our low-cost deposit base remains a priority, but at this time we remain largely dependent on time deposits to fund our loan growth."

                                     (more)

HRZB - 3Q07 Record Profits
January 18, 2007
Page 2

The net interest margin was 4.70% in the December 2006 quarter, down seven basis points from both the preceding and year-ago quarter. For the first nine months of fiscal 2007, the net interest margin improved to 4.76%, compared to 4.62% in the same period last year. The yield on earning assets was 8.51% in the quarter ended December 31, 2006, up 16 basis points from the preceding quarter and 101 basis points from the third quarter last year. The cost of interest-bearing liabilities was 3.93% for the December 2006 quarter, up 24 basis points from the previous quarter and 111 basis points from the same quarter last year.

"Although our funding costs have risen, we have grown profits fairly substantially," Jacobson said. "Keeping our credit costs at a minimum is a
contributing factor to our success.   Non-performers are down on both a
sequential-quarter and year-over-year basis, and we had a relatively small provision for loan losses in the quarter, reflecting the slower growth in our portfolio."

Non-performing loans (NPLs) and non-performing assets (NPAs) were $1.1 million at December 31, 2006, or 0.10% of net loans and 0.09% of total assets. At the end of September 2006, NPLs and NPAs were $2.2 million, representing 0.21% of net loans and 0.18% of total assets, respectively. At the end of the third quarter of fiscal 2006, NPLs and NPAs were $1.3 million, or 0.14% of net loans and 0.12% of total assets.

The provision for loan losses was $450,000 in the third quarter and totaled $1.9 million for the first nine months of fiscal 2007. Horizon had a small net recovery in the third quarter and year-to-date net charge offs are immaterial. As a result, the reserve for loan losses increased to $16.0 million at December 31, 2006, representing 1.53% of net loans receivable.

"Our long history of very strong credit quality reflects a thorough understanding of our borrowers and our market," Evans said. "While historically that has been along the I-5 corridor, north of Seattle up to the Canadian border, we opened a branch south of Seattle, near Tacoma, almost two years ago. We have been very successful generating new business in Pierce County, and as a result, will be opening a branch in Puyallup in late spring."

Reflecting improved yields on loans and growth in the portfolio, interest income was $24.3 million in the third quarter of fiscal 2007, up 34% from $18.2 million a year ago. Due to rising funding costs and deposit growth, interest expense was $10.9 million, up 65% from $6.6 million in the third quarter of last year. Net interest income increased 16% to $13.4 million in the third quarter of fiscal 2007, from $11.6 million the previous year. Non-interest income was $1.4 million, compared to $1.5 million in the third quarter a year ago, reflecting a moderate decline in service fees and gains on loan sales. Non-interest expense grew 9% to $7.1 million, from $6.5 million in the third quarter of fiscal 2006.

Net revenues (net interest income plus non-interest income) increased 13% over the third quarter last year and 17% year-to-date, due to the improvement in net interest income. In the quarter ended December 31, 2006, revenues were $14.8 million, compared to $13.1 million in the same quarter last year. For the first nine months of fiscal 2007, revenues were $43.6 million, compared to $37.1 million in the same period last year.

Interest income increased 36% for the first nine months of fiscal 2007 to $68.5 million, from $50.4 million in the same period a year ago. Interest expense increased 64% to $29.2 million, from $17.8 million in the same period last year. Net interest income was $39.2 million for the nine months through December 2006, up 20% from $32.6 million a year ago. Although service fees increased 15% in the period, gains on asset sales decreased 30%, resulting in non-interest income of $4.3 million year-to-date, compared to $4.5 million in the first nine months of fiscal 2006. Non-interest expense was $20.5 million for the period, up 12% from $18.3 million for the same period in fiscal 2006.

At December 31, 2006, Horizon's book value was $9.87 per share, compared to $8.94 a year earlier, and tangible book value was $9.81, up from $8.87 a year ago. In the third quarter of fiscal 2007, Horizon repurchased 8,100 shares at an average price of $23.25 per share. Year-to-date, share repurchases totaled 124,080, at an average price of $19.85 per share. All per share data has been adjusted to reflect the 5-for-4 stock split, paid in the form of a 25% stock dividend, on October 23, 2006.

Horizon Financial Corp. is a $1.3 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties, Washington.

                                     (more)

HRZB - 3Q07 Record Profits
January 18, 2007
Page 3

CONSOLIDATED STATEMENTS OF INCOME    Quarter Ended                  Quarter Ended             Quarter Ended
(unaudited) (in 000s, except per      December 31,   Three Month     September 30,  One Year   December 31,
 share data)                              2006          Change           2006        Change        2005
------------------------------------------------------------------------------------------------------------
Interest income:
  Interest on loans                   $    23,277          6%        $    21,981       34%      $    17,328
  Interest and dividends on
   securities                               1,022          1%              1,012       18%              866
                                      -----------                    -----------                -----------
    Total interest income                  24,299          6%             22,993       34%           18,194

Interest expense:
  Interest on deposits                      8,715         10%              7,932       64%            5,321
  Interest on borrowings                    2,162         12%              1,928       69%            1,283
                                      -----------                    -----------                -----------
    Total interest expense                 10,877         10%              9,860       65%            6,604
                                      -----------                    -----------                -----------
    Net interest income                    13,422          2%             13,133       16%           11,590

  Provision for loan losses                   450        -36%                700      -44%              800
                                      -----------                    -----------                -----------
    Net interest income after
     provision for loan losses             12,972          4%             12,433       20%           10,790

Non-interest income:
  Service fees                                823          5%                784       -9%              905
  Net gain on sales of loans -
   servicing released                         162        -21%                206      -22%              208
  Net gain on sales of loans -
   servicing retained                          14        250%                  4     -567%               (3)
  Net gain on sales of investment
   securities                                   -       -100%                 14       NA                 -
  Other                                       420         -2%                429       11%              377
                                      -----------                    -----------                -----------
    Total non-interest income               1,419         -1%              1,437       -5%            1,487

Non-interest expense:
  Compensation and employee benefits        4,159          1%              4,107       10%            3,786
  Building occupancy                        1,099          8%              1,014       15%              957
  Other expenses                            1,395          2%              1,366        6%            1,314
  Data processing                             212          0%                213       -8%              231
  Advertising                                 189          7%                176        0%              189
                                      -----------                    -----------                -----------
    Total non-interest expense              7,054          3%              6,876        9%            6,477

Income before provision for income
 taxes                                      7,337          5%              6,994       27%            5,800
Provision for income taxes                  2,454          5%              2,344       35%            1,817
                                      -----------                    -----------                -----------
Net Income                            $     4,883          5%        $     4,650       23%      $     3,983
                                      ===========                    ===========                ===========

Earnings per share :
  Basic earnings per share            $      0.40          5%        $      0.38       25%      $      0.32*
  Diluted EPS                         $      0.39          5%        $      0.37       22%      $      0.32*

Weighted average shares
 outstanding:
  Basic                                12,266,820          0%         12,285,606       -1%       12,388,784*
  Common stock equivalents                127,999          2%            125,965       17%          109,554*
                                      -----------                    -----------                -----------
  Diluted                              12,394,819          0%         12,411,571       -1%       12,498,338*
                                      ===========                    ===========                ===========

*Adjusted for the five-for-four stock split in the form of a 25% stock dividend declared September 26, 2006.

                                                 (more)


HRZB - 3Q07 Record Profits
January 18, 2007
Page 4

                                        Nine Months               Nine Months
CONSOLIDATED STATEMENTS OF INCOME          Ended                     Ended
(unaudited) (in 000s, except per        December 31,              December 31,
  per share data)                           2006        Change        2005
------------------------------------------------------------------------------
Interest income:
  Interest on loans                     $    65,428       37%     $    47,818
  Interest and dividends on securities        3,047       18%           2,578
                                        -----------               -----------
    Total interest income                    68,475       36%          50,396

Interest expense:
  Interest on deposits                       23,239       62%          14,342
  Interest on borrowings                      5,999       75%           3,432
                                        -----------               -----------
    Total interest expense                   29,238       64%          17,774
                                        -----------               -----------
    Net interest income                      39,237       20%          32,622

  Provision for loan losses                   1,850      -19%           2,275
                                        -----------               -----------
    Net interest income after provision
     for loan losses                         37,387       23%          30,347

Non-interest income:
  Service fees                                2,474       15%           2,155
  Net gain on sales of loans - servicing
   released                                     594      -27%             811
  Net gain on sales of loans - servicing
   retained                                      22      -55%              49
  Net gain on sales of investment
   securities                                    19      -55%              42
  Other                                       1,221      -14%           1,412
                                        -----------               -----------
    Total non-interest income                 4,330       -3%           4,469

Non-interest expense:
  Compensation and employee benefits         12,133       12%          10,843
  Building occupancy                          3,068       18%           2,595
  Other expenses                              4,099       11%           3,681
  Data processing                               642       -4%             667
  Advertising                                   539       -1%             546
                                        -----------               -----------
    Total non-interest expense               20,481       12%          18,332

Income before provision for income taxes     21,236       29%          16,484
Provision for income taxes                    7,121       43%           4,993
                                        -----------               -----------
Net Income                              $    14,115       23%     $    11,491
                                        ===========               ===========

Earnings per share :
  Basic earnings per share              $      1.15       25%     $      0.92*
  Diluted EPS                           $      1.14       24%     $      0.92*

Weighted average shares outstanding:
  Basic                                  12,297,369       -1%      12,438,447*
  Common stock equivalents                  120,510       -2%         122,820*
                                        -----------               -----------
  Diluted                                12,417,879       -1%      12,561,267*
                                        ===========               ===========

*Adjusted for the five-for-four stock split in the form of a 25% stock dividend declared September 26, 2006.

                                     (more)

HRZB - 3Q07 Record Profits
January 18, 2007
Page 5

CONSOLIDATED STATEMENTS OF
 FINANCIAL CONDITION
(unaudited) (in 000s, except per         December 31,   Three Month   September 30,  One Year   December 31,
 share data)                                 2006          Change         2006        Change        2005
------------------------------------------------------------------------------------------------------------
Assets:
  Cash and due from banks                $   29,785          5%        $   28,341        18%    $   25,244
  Interest-bearing deposits                  10,832        247%             3,122       571%         1,614
  Investment securities - available
   for sale                                  55,676         -2%            56,889       -12%        63,016
  Investment securities - held to
   maturity                                     370          0%               370         0%           370
  Mortgage-backed securities - available
   for sale                                  26,817         -1%            27,031         8%        24,943
  Mortgage-backed securities - held to
   maturity                                     222        -23%               288       -61%           566
  Federal Home Loan Bank stock                7,247          0%             7,247         0%         7,247
  Gross loans receivable                  1,059,013          1%         1,052,218        17%       906,734
  Reserve for loan losses                   (15,969)         3%           (15,511)       15%       (13,925)
                                         ----------                    ----------               ----------
  Net loans receivable                    1,043,044          1%         1,036,707        17%       892,809
  Loans held for sale                         4,639        157%             1,806       144%         1,902
  Investment in real estate in a
   joint venture                             17,136          1%            17,028         2%        16,882
  Accrued interest and dividends
   receivable                                 6,894         12%             6,159        31%         5,254
  Property and equipment, net                27,011         -1%            27,284        10%        24,459
  Net deferred income tax assets              2,124          3%             2,069        -9%         2,341
  Federal income tax receivable                 837         75%               477       -16%         1,002
  Other assets                               21,572         17%            18,380        34%        16,094
                                         ----------                    ----------               ----------
    Total assets                         $1,254,206          2%        $1,233,198        16%    $1,083,743
                                         ==========                    ==========               ==========

Liabilities:
  Deposits                               $  953,143          3%        $  921,512        17%    $  814,748
  Other borrowed funds                      149,004         -9%           163,973        13%       131,901
  Borrowing related to investment
   in real estate in a joint venture         19,771          3%            19,193        11%        17,869
  Accounts payable and other liabilities      8,996          8%             8,315        38%         6,536
  Advances by borrowers for taxes and
   insurance                                    220        -49%               430        -7%           236
  Deferred compensation                       1,972          2%             1,925         5%         1,877
                                         ----------                    ----------               ----------
    Total liabilities                    $1,133,106          2%        $1,115,348        16%    $  973,167

Stockholders' equity:
  Serial preferred stock, $1.00 par
   value; 10,000,000 shares
   authorized; none issued or
   outstanding
  Common stock, $1.00 par value;
   30,000,000 shares authorized;
   12,266,629, 12,268,054, and
   9,894,380 shares outstanding              12,267          0%            12,268        24%         9,894
  Paid-in capital                            51,412          0%            51,318        -5%        54,009
  Retained earnings                          53,752          6%            50,557        24%        43,444
  Accumulated other comprehensive income      3,669         -1%             3,707        11%         3,301
  Debt related to ESOP                            -          NA                 -      -100%           (72)
                                         ----------                    ----------               ----------
    Total stockholders' equity              121,100          3%           117,850        10%       110,576
                                         ----------                    ----------               ----------
    Total liabilities and stockholders'
     equity                              $1,254,206          2%        $1,233,198        16%    $1,083,743
                                         ==========                    ==========               ==========

Intangible assets:
  Goodwill                               $      545          0%        $      545         0%    $      545
  Mortgage servicing asset                      259          8%               240         1%           257
                                         ----------                    ----------               ----------
  Total intangible assets                $      804          2%        $      785         0%    $      802
                                         ==========                    ==========               ==========

                                                     (more)


HRZB - 3Q07 Record Profits
January 18, 2007
Page 6

LOANS                      December 31,     September 30,     December 31,
 (unaudited) (in 000s)         2006             2006              2005
------------------------------------------------------------------------------
1-4 Mortgage
  1-4 Family                $  150,500       $  151,720         $149,766
  1-4 Family construction       26,220           24,268           21,408
  Participations sold          (56,541)         (53,186)         (57,761)
                            ----------       ----------         --------
Subtotal                       120,179          122,802          113,413

Construction and land
 development                   390,112          344,193          243,661
Multi family residential        51,504           68,093           67,890
Commercial real estate         297,962          309,675          313,235
Commercial loans               145,378          154,490          119,522
Home equity secured             48,278           46,900           42,950
Other consumer loans             5,600            6,065            6,063
                            ----------       ----------         --------
Subtotal                       938,834          929,416          793,321
                            ----------       ----------         --------
Subtotal                     1,059,013        1,052,218          906,734
Less:
  Allowance for loan losses    (15,969)         (15,511)         (13,925)
                            ----------       ----------         --------
Net loans receivable        $1,043,044       $1,036,707         $892,809
                            ==========       ==========         ========

Net residential loans          119,164   11%    121,785    12%   112,424   13%
Net commercial loans           142,695   14%    151,689    14%   117,243   13%
Net commercial real estate
 loans                         728,150   70%    711,095    69%   614,945   69%
Net consumer loans              53,035    5%     52,138     5%    48,197    5%
                            ---------------  ----------------   -------------
                            $1,043,044  100% $1,036,707   100%  $892,809  100%
                            ===============  ================   =============

DEPOSITS (unaudited)       December 31,     September 30,     December 31,
(in 000s)                     2006               2006             2005
------------------------------------------------------------------------------
Demand Deposits
  Savings                     $ 22,534    3%   $ 24,066     3%  $ 32,958    4%
  Checking                      76,513    8%     76,850     9%    79,835   10%
  Checking - non interest
   bearing                      88,862    9%     94,028    10%    85,949   11%
  Money market                 179,503   19%    176,384    18%   151,128   18%
                              -------------    --------------   -------------
Subtotal                       367,412   39%    371,328    40%   349,870   43%

Certificates of Deposit
  Under $100,000               269,745   28%    262,714    29%   245,870   30%
  $100,000 and above           315,986   33%    287,470    31%   219,008   27%
                              -------------    --------------   -------------
Total Certificates of Deposit  585,731   61%    550,184    60%   464,878   57%

                              -------------    --------------   -------------
Total                         $953,143  100%   $921,512   100%  $814,748  100%
                              =============    ==============   =============


                                                                               Nine Months   Nine Months
                                 Quarter Ended   Quarter Ended  Quarter Ended     Ended         Ended
WEIGTHED AVERAGE INTEREST RATES   December 31,    September 30,  December 31,  December 31,  December 31,
(unaudited)                           2006            2006          2005           2006          2005
---------------------------------------------------------------------------------------------------------
  Yield on loans                      8.86%           8.72%         7.88%          8.68%         7.50%
  Yield on investments                4.46%           4.35%         3.80%          4.36%         3.77%
                                      -----           -----         -----          -----         -----
   Yield on interest-earning assets   8.51%           8.35%         7.50%          8.31%         7.14%

  Cost of deposits                    3.74%           3.50%         2.65%          3.47%         2.45%
  Cost of borrowings                  4.91%           4.78%         3.80%          4.72%         3.56%
                                      -----           -----         -----          -----         -----
  Cost of interest-bearing
   liabilities                        3.93%           3.69%         2.82%          3.67%         2.61%

                                                  (more)


HRZB - 3Q07 Record Profits
January 18, 2007
Page 7

                                                                               Nine Months   Nine Months
                                 Quarter Ended   Quarter Ended  Quarter Ended     Ended         Ended
AVERAGE BALANCES                  December 31,    September 30,  December 31,  December 31,  December 31,
(unaudited) (in 000s)                 2006            2006          2005           2006          2005
---------------------------------------------------------------------------------------------------------
  Loans                            $1,050,934       $1,008,100    $  879,836    $1,005,299    $  850,465
  Investments                          91,633           93,101        91,085        93,096        91,197
                                   ----------       ----------    ----------    ----------    ----------
    Total interest-earning assets   1,142,567        1,101,201       970,921     1,098,395       941,662

  Deposits                            931,357          906,228       802,236       893,761       779,151
  Borrowings                          176,135          161,466       128,014       169,421       124,035
                                   ----------       ----------    ----------    ----------    ----------
    Total interest-bearing
     liabilities                    1,107,492        1,067,694       930,250     1,063,182       903,186

Average assets                     $1,243,702       $1,211,989    $1,069,847    $1,198,728    $1,041,305
Average stockholders' equity       $  119,475       $  116,125    $  109,485    $  116,668    $  108,330


                                                                               Nine Months   Nine Months
                                 Quarter Ended   Quarter Ended  Quarter Ended     Ended         Ended
CONSOLIDATED FINANCIAL RATIOS     December 31,    September 30,  December 31,  December 31,  December 31,
(unaudited)                           2006            2006          2005           2006          2005
---------------------------------------------------------------------------------------------------------
Return on average assets              1.57%           1.53%         1.49%          1.57%         1.47%
Return on average equity             16.35%          16.02%        14.55%         16.13%        14.14%
Efficiency ratio                     47.53%          47.19%        49.53%         47.01%        49.42%
Net interest spread                   4.58%           4.66%         4.68%          4.64%         4.53%
Net interest margin                   4.70%           4.77%         4.77%          4.76%         4.62%
Equity-to-assets ratio                9.66%           9.56%        10.20%
Equity-to-deposits ratio             12.71%          12.79%        13.57%
Book value per share               $  9.87         $  9.61       $  8.94 *
Tangible book value per share      $  9.81         $  9.54       $  8.87 *

*Adjusted for the five-for-four stock split in the form of a 25% stock dividend declared September 26, 2006.


                                                                               Nine Months   Nine Months
                                 Quarter Ended   Quarter Ended  Quarter Ended     Ended         Ended
RESERVE FOR LOAN LOSSES           December 31,    September 30,  December 31,  December 31,  December 31,
(unaudited) (dollars in 000s)         2006            2006          2005           2006          2005
---------------------------------------------------------------------------------------------------------
Balance at beginning of period       $15,511         $14,854       $13,161        $14,184       $11,767
Provision for loan losses                450             700       $   800          1,850         2,275
Charge offs - net of recoveries            8             (43)      $   (36)           (65)         (117)
                                     -------         -------       -------        -------       -------
Balance at end of period             $15,969         $15,511       $13,925        $15,969       $13,925
Reserves/Loans Receivable               1.53%           1.50%         1.56%



NON-PERFORMING ASSETS
(unaudited) (dollars in 000s)          December 31, 2006    September 30, 2006    December 31, 2005
---------------------------------------------------------------------------------------------------
Accruing loans - 90 days past due             $   33              $  611                $    -
Non-accrual loans                              1,040               1,557                 1,287
Restructured loans                                 -                   -                     -
                                              ------              ------                ------
Total non-performing loans                     1,073               2,168                 1,287
Total non-performing loans/net loans            0.10%               0.21%                 0.14%
REO                                                -                   -                     -
                                              ------              ------                ------
Total non-performing assets                   $1,073              $2,168                $1,287
Total non-performing assets/total assets        0.09%               0.18%                 0.12%



Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. Accordingly, undue reliance should not be place on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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